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                                                                   EXHIBIT 3.5

                                   NYMA, INC.
                        A Close Corporation Under Title 4

                          AMENDMENT AND RESTATEMENT OF
                        AMENDED ARTICLES OF INCORPORATION


I.  ARTICLES OF INCORPORATION AS AMENDED AND RESTATED.

     The Articles of Incorporation of the CORPORATION as Amended and Restated are as follows:

                                   ARTICLE I

     The undersigned Mr. Azmat Ali and Mrs. Jahamara Ali, both of 8500 Tuckerman Lane, Potomac, Maryland 20854, being at least eighteen years of age, do hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

     The name of the corporation (hereinafter the "Corporation") is NYMA, Inc.

                                   ARTICLE III

     The CORPORATION shall be a close CORPORATION as authorized by Title 4.

                                   ARTICLE IV

     Section 4.01. The purposes for which the CORPORATION is formed are as follows:

          (a)  To provide services in data processing and key punch operations;

          (b) To provide services in designing, developing, implementing, and maintaining various kinds of systems, including but not limited to accounting, management, financial, marketing, information, technical, and scientific systems.

          (c)  To provide economic analysis and economic feasibility studies.

          (d) To provide services in statistical analysis and statistical forecasting.

          (e)  To provide services in equipment analysis.

          (f)  To provide services in technical and scientific support.

          (g) To do everything necessary, proper, advisable, or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental to them or connected with them that are not forbidden by the general laws of the State of Maryland, by other law, or by these Articles of Incorporation.

          (h) To carry out these purposes hereinabove set forth in any state, territory, district, or possession of the United States, or in any foreign country, to the

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     extent that these purposes are not forbidden by the law of the state, territory, district, or possession of the United States, or by the foreign country.

     Section 4.02. Statutory Powers: The CORPORATION, subject to any specific written limitations or restrictions imposed by the general laws of the State of Maryland or by those Articles of Incorporation, and solely in furtherance of, but not in addition to, the limited purposes set forth in
Section 4.01 of this Article, shall have and exercise all the powers specified in the general laws of the State of Maryland.

                                   ARTICLE V

     Section 5.01. The aggregate number of shares that the CORPORATION shall have authority to issue is four million (4,000,000) shares of Capital Stock with the par value of Two Cents ($0.02) per share.

     Section 5.02. The sum of the par value of all shares of Capital Stock of the CORPORATION that have been issued shall be the stated capital of the CORPORATION at any particular time.

     Section 5.03. The holders of the outstanding Capital Stock shall be entitled to receive, when and as declared by the Board of Directors, solely out of the unreserved and unrestricted earned surplus of the CORPORATION, dividends payable either in cash, in property, or in shares of the Capital Stock of the CORPORATION.

                                   ARTICLE VI

     The shares of the CORPORATION shall be a single class of voting shares, consisting of four million (4,000,000) shares of Class A common voting stock, par value of Two Cents ($0.02) each.

                                  ARTICLE VII

     The CORPORATION is authorized to issue shares in series.

                                 ARTICLE VIII

     The number of Directors may from time to time be increased or decreased pursuant to the By-Laws of the CORPORATION, and the names of the Directors presently in office are as set forth in Section 7 of the attached
Certifications as to Restatement.

                                  ARTICLE IX

     The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the CORPORATION and of the Directors, and stockholders:

          (a) No shares of Capital Stock of the CORPORATION shall be sold, transferred, assigned, mortgaged, or otherwise alienated or encumbered to any person or CORPORATION, partnership, association, joint venture or other entity without the express written approval of a


                                       - 2 -
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     majority of the Board of Directors and a majority of all shareholders of the CORPORATION.

          (b) The holders of record from time to time of the shares of Capital Stock shall have only the preemptive rights as set forth in this Article to purchase, at such respective equitable prices, terms and conditions as shall be fixed by the Board of Directors, such of the shares of Capital Stock of the CORPORATION or securities convertible into, or carrying options or warrants to purchase, such shares of Capital Stock, as may be issued for money, from time to time, after the first issues of Capital Stock. No shares shall be issued for money to officers or employees of the CORPORATION or to officers or employees of any subsidiary CORPORATION, as such, unless first offered to the holders of the Capital Stock in accordance with their preemptive rights.

          (c) The initial By-Laws of the CORPORATION shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt a new set of By-Laws, shall be reserved to the shareholders. The By-laws may contain any provisions for the regulation and management of the affairs of the CORPORATION not inconsistent with the general laws of the State of Maryland, or these Articles of Incorporation.

          (d) The authority to manage the affairs and policy of the CORPORATION shall vest in its Board of Directors; provided, however, that any decision of the Board may be initiated and guided by a majority of the Shareholders, so long as such initiation and guidance do not impinge upon the discretion of the Board of Directors or injure creditors of the CORPORATION.

          (e) The Board of Directors is authorized to make provision for reasonable compensation to its members for their services as Directors and to fix the basis and conditions upon which this compensation shall be paid. Any Director may also serve the CORPORATION in any other capacity and receive compensation therefor in any form.

          (f) The CORPORATION reserves the right from time to time to amend, alter, or repeal any provision in its Articles of Incorporation in any manner now or hereafter permitted by the general laws of the State of Maryland or any other applicable laws.

                                   ARTICLE X

     The duration of the CORPORATION shall be PERPETUAL.

                                   ARTICLE XI

     The post office address of the principal office of the CORPORATION in Maryland is set forth in Section 5 of the attached Certifications as to Restatement. The name and post office address of the resident agent of the CORPORATION are as set forth in Section 6 of the attached Certification as to Restatement. Said resident agent is a citizen of Maryland and actually reside therein.


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II.  CERTIFICATIONS AS TO AMENDMENTS

     1. The amendments to Section 5.01 and Article VI were advised by the board of directors and approved by the stockholders of the CORPORATION.

     2. The shares of the CORPORATION's stock are a single class. The description, as amended, of this class, and the voting power, restrictions, and limitations thereon, are as set forth in Articles V and VI of the Articles of Incorporation, as amended and restated above.

III.  CERTIFICATIONS AS TO RESTATEMENT.

     1. The CORPORATION desires to restate its charter as currently in effect.

     2. The provisions set forth in the articles of restatement are all of the provisions of the charter currently in effect.

     3. The restatement of the charter has been approved by a majority of the entire board of directors.

     4.  The charter is not amended by the articles of restatement except
Section 5.01 and Articles VI, amended pursuant to Section 2-609(b), Maryland Code, CORPORATIONS AND ASSOCIATIONS.

     5. The current address of the principal office of the CORPORATION is 7474 Greenway Center Drive, Suite 1030, Greenbelt, Maryland 20770.

     6. The name and address of the CORPORATION's current resident agent are Azmat Ali, 8500 Tuckerman Lane, Potomac, Maryland 20854.

     7. The number of directors of the CORPORATION pursuant to the by-laws as amended is five (5), and the names of those directors currently in office are:

                    Azmat Ali
                    Jahamara Ali
                    Sunny Ali
                    Peter C. Belford
                    Arthur P. Verbin


                                      - 4 -
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                                        /s/ Azmat Ali
                                        -----------------------------------
                                        Azmat Ali, President
                                        NYMA, Inc.


ATTEST:


     (SEAL)


/s/ Arthur F. Verbin
----------------------------------
Arthur F. Verbin, Secretary
NYMA, Inc.


Dated: April 16, 1997


                                 CERTIFICATION


     The undersigned individuals, subscribers to the foregoing Restated and Amended Articles of Incorporation of NYMA, Inc., a close corporation under Title 4, hereby acknowledge the foregoing document to be their act and the act of NYMA, Inc., and certify that to the best of their knowledge, information, and belief, the document, and all matters and facts set forth therein, are true in all material respects, and that this Certification is made under the penalties for perjury, pursuant to Section 1-302 of Maryland Code, CORPORATIONS AND ASSOCIATIONS.


                                        /s/  Azmat Ali
                                        -------------------------------
                                        Azmat Ali


                                        /s/ Jahamara Ali
                                        -------------------------------
                                        Jahamara Ali


     IN WITNESS WHEREOF, we have signed these Amended Articles of Incorporation on April 16, 1997.


Witness:                                 /s/ Azmat Ali
                                         ------------------------------
                                         Azmat Ali


/s/ Pamela Thompson                      /s/ Jahamara Ali
----------------------------             ------------------------------
                                         Jahamara Ali


                                      - 5 -
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                        CERTIFICATE AND ARTICLES OF MERGER

                                      MERGING

                               NYMA ACQUISITION, INC.
                       (A CORPORATION OF THE STATE OF DELAWARE)

                                       INTO

                                    NYMA, INC.
                       (A CORPORATION OF THE STATE OF MARYLAND)


          The undersigned corporations, organized and existing under and by virtue of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of Maryland, as applicable, DO HEREBY CERTIFY THAT:

          FIRST: NYMA, Inc., a corporation organized and existing under the laws of the State of Maryland ("NYMA" or the "Surviving Corporation"), and NYMA Acquisition, Inc., a corporation organized and existing under the laws of the State of Delaware ("Acquisition"), agree that Acquisition shall be merged with and into NYMA. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in this Certificate and Articles of Merger.

          SECOND: The parties to the Certificate and Articles of Merger are NYMA, a corporation organized under the General Corporation Law of the State of Maryland, and Acquisition, a corporation organized and existing under the General Corporation Law of the State of Delaware on April 1, 1997.

          THIRD: That a Plan and Agreement of Merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent parties in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware and Section 3-108 of the General Corporation Law of the State of Maryland.

          FOURTH: NYMA, a corporation organized and existing under the laws of the State of Maryland, shall survive the merger and shall continue under the name of "NYMA, INC."

          FIFTH: The certificate of incorporation of NYMA on the effective date of the merger shall be the certificate of incorporation of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

          SIXTH: The by-laws of NYMA on the effective date of the merger shall be the by-laws of the Surviving Corporation.

          SEVENTH: The officers and directors of Acquisition on the effective date of the merger will continue in their capacities for the Surviving Corporation in accordance with the By-laws of the Surviving Corporation. Such directors are Allan M. Holt, Raymond A Whiteman and James M. Dean.

          EIGHTH: The purpose of the Surviving Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland.

          NINTH: The total number of shares of stock of all classes which Acquisition has authority to issue is One Thousand (1,000) shares of common stock, par value $0.01 per share ("Acquisition Common Stock"), of the aggregate par value of Ten Dollars ($10).

          The total number of shares of stock of all classes which NYMA has authority to issue is Four Million (4,000,000) shares of common stock, par value $0.02 per share ("NYMA Premerger Common Stock"), of the aggregate par value of Eighty Thousand Dollars ($80,000).

          The total number of shares of stock of all classes which the Surviving Corporation has authority to issue is 4,000,000 Million (4,000,000) shares of common stock, par value $0.02 per share ("NYMA Common Stock"), of the aggregate par value of Eighty Thousand Dollars ($80,000).

          TENTH: Upon the effective date, Acquisition will be merged with and into NYMA; and thereupon, the Surviving Corporation shall possess any and all purposes and powers of Acquisition and NYMA; and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of Acquisition and NYMA shall be transferred to, vested in, and devolved upon the Surviving Corporation, without further act or deed, subject to all the debts and obligations of Acquisition and NYMA. Each share of Acquisition Common Stock shall be converted into one share of NYMA Common Stock on the effective date, without the necessity of any action on part of the holder thereof

          Each outstanding share of NYMA Premerger Common Stock shall be canceled and each holder of a certificate(s) which prior thereto represented such canceled shares shall, upon the surrender of the same, be entitled to receive in exchange therefor cash, promissory notes and the right to receive contingent payments pursuant to the Plan and Agreement of Merger.

          ELEVENTH: The principal office of Acquisition, organized under the laws of the State of Delaware, is located in the County of Montgomery, State of Maryland.

          The principal office of NYMA, organized under the laws of the State of Maryland, is located in the County of Prince George's, State of Maryland.

          The principal office of the Surviving Corporation, organized under the laws of the State of Maryland, is located in the County of Prince George's, State of Maryland.

          NYMA owns no property in the State of Maryland the title to which could be affected by the recording of an instrument among the Land Records.

          TWELFTH: The location of the registered office of the Surviving Corporation in the State of Maryland, the state of its incorporation, is 7501 Greenway Center Drive, Suite 1200, Greenbelt, Maryland 20770, and name and post office address of a registered agent of the Surviving Corporation in Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process for any proceeding for enforcement of any obligation of Acquisition, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger. The Secretary of State of the State of Delaware shall forward a copy of any such process to the Surviving Corporation at the address specified in SEVENTEENTH paragraph hereof.

          THIRTEENTH: The terms and conditions of the merger transaction as set forth in this Certificate and Articles of Merger were advised, authorized and approved by NYMA in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner in which the merger was approved as follows:

          The merger was (a) duly approved by the board of directors of NYMA, by the adoption on April 9, 1997, of a resolution declaring that the merger herein proposed was advisable substantially upon the terms and conditions set forth in this Certificate and Articles of Merger, and directing that the proposed merger be submitted for action thereon at a special meeting of the stockholders of NYMA, and (b) duly approved by the stockholders of said corporation in the manner and by the vote required by law at a special meeting of the stockholders on April 29, 1997.

          FOURTEENTH: The terms and conditions of the transaction as set forth in this Certificate and Articles of Merger were advised, authorized and approved by Acquisition in the manner and by the vote required by the laws of the State of Delaware and by its charter. The manner in which the merger was approved as follows:

          The merger was (a) duly approved by the board of directors of Acquisition, by the adoption on April 8, 1997, of a resolution declaring that the merger herein proposed was advisable substantially upon the terms and conditions set forth in this Certificate and Articles of Merger, and (b) duly approved by the sole stockholder of said corporation in the manner required by law on April 8, 1997.

          FIFTEENTH: The merger shall become effective upon filing this Certificate and Articles of Merger with the Secretary of State of the State of Delaware, herein sometimes referred to as the "effective date of the merger."

          SIXTEENTH: At any time prior to filing this Certificate and Articles of Merger with the Secretary of State of the State of Delaware and with the State Department of Assessments and Taxation of the State of Maryland, this Certificate may be amended, terminated or abandoned by the Board of Directors of Acquisition, to the extent permitted by the General Corporation Law of the State of Delaware notwithstanding favorable action on the merger by the stockholders of Acquisition.

          SEVENTEENTH: A copy of the Plan and Agreement of Merger is on file at the principal place of business of the Surviving Corporation and will be furnished by the Surviving Corporation on request and without cost to any stockholder of any constituent corporation. The address of the Surviving Corporation is 7501 Greenway Center Drive, Suite 1200, Greenbelt, Maryland 20770.

          IN WITNESS WHEREOF, NYMA and Acquisition, the corporations parties to the merger, have cause this Certificate and Articles of Merger to be signed in their respective corporate names and on their behalf by their respective presidents or vice-presidents and witnessed or attested by their respective secretaries, assistant secretaries or treasurers, as of the 2nd day of May, 1997.



     Attest:  (Witness)              NYMA, Inc.
                                     a Maryland Corporation



     By /s/ Larry Forseth      By /s/ Peter Belford
       ______________________    _______________________
       Larry Forseth             Peter Belford
       Treasurer                 President




     Attest:  (Witness)              NYMA Acquisition, Inc.
                                     a Delaware Corporation



     By /s/ Sterling Phillips  By /s/ James M. Dean
       ______________________    _______________________
       Sterling Phillips         James M. Dean
       Treasurer                 Vice President

          THE UNDERSIGNED, President of NYMA, Inc., a Maryland corporation, who executed on behalf of said corporation the foregoing Certificate and Articles of Merger, of which this certificate is made apart, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate and Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                              /s/ Peter Belford
                              ___________________________________
                              Peter Belford
                              President


          THE UNDERSIGNED, Vice President of NYMA Acquisition, Inc., a Delaware corporation, who executed on behalf of said corporation the foregoing Certificate and Articles of Merger, of which this certificate is made apart, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate and Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                              /s/ James M. Dean
                              ___________________________________
                              James M. Dean
                              Vice President